RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  EPITOPE, INC.


                                    ARTICLE I

         The name of this corporation is Epitope, Inc., and its duration shall be perpetual.

                                   ARTICLE II

         The purposes for which this corporation is organized:

         1. To own, conduct, operate, maintain and carry on the business of a clinical, research and testing medical laboratory engaging in immunological monitoring procedures, procedures relating to the definition of specific genetically inherited factors, consulting work, and related activities.

         2. To buy, sell, distribute, exchange, manufacture, design, develop, promote, license, franchise, repair, remodel, recondition, import, export, lease, mortgage, pledge and otherwise deal in and with all kinds and classes of merchandise, equipment and products, and in connection therewith to act as distributors, wholesalers, retailers, commission merchants, jobbers, factors, agents and factory representatives.

         3. To own, buy, sell, lease, mortgage, pledge and otherwise deal in and with personal property and real property of every kind, nature and description.

         4. To enter into partnerships, joint ventures or any arrangement for the sharing of profits with any person, firm or corporation, and to engage in any business or transaction in which this corporation would be authorized to engage in alone.

         5. To borrow money in any amounts and on any terms authorized by its Board of Directors.

         6. To endorse, guarantee and secure the payment and satisfaction of contracts, negotiable instruments, obligations or evidence of indebtedness of other persons, firms or corporations.

         7. To lend money to parties having dealings with this corporation, and to assist in support financially or otherwise with any other business, firm or corporation.

         8. To engage in business in the state of Oregon and in such other states and foreign countries as may be authorized by its Board of Directors.



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         9. To engage in any  lawful  activity  for  which  corporations  may be organized under Chapter 60 of the Oregon Revised Statutes.

                                   ARTICLE III

         The corporation may indemnify any director, officer, employee or agent or former director, officer, employee or agent of the corporation, or any person who may have served at its request as a director, officer, employee or agent of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses and liability actually and necessarily incurred by him in connection with any action, suit or proceeding in which he is made a party by reason of being or having been such director, officer, employee or agent, except in relation to matters as to which indemnification is prohibited by the Oregon Business Corporation Act; but such indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled, under any bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise.

                                   ARTICLE IV

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages by reason of his conduct as director except to the extent that such elimination of liability is prohibited by the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                                    ARTICLE V

                  A. The aggregate number of shares of authorized capital stock which the corporation shall have authority to issue shall be in such amounts and divided into classes as follows:

            Title of Class                              No. of Shares

            Preferred Stock, no par                      1,000,000
                     value

            Common Stock, no par                        30,000,000
                     value

                  B. The preferences, limitations, and relative rights of the shares of each class shall be as follows:



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                           1.  Preferred Stock.

                                    a.  Division  into  Series.   The  Board  of
                           Directors shall have authority to divide the Preferred Stock into as many series as the Board of Directors shall from time to time determine, and to issue the Preferred Stock in such series. The Board of Directors shall determine the number of shares comprising each series, which number may, unless otherwise provided by the Board of Directors in creating such series, be increased or decreased from time to time by action of the Board of Directors. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series.

                                    b.   Authority  of  Board  of  Directors  to
                           Determine Preferences, Limitations, and Relative Rights. The Board of Directors shall have authority to determine, except as otherwise prescribed in this
                           Article V or by law, the preferences, limitations, and relative rights, including voting rights, of the shares of Preferred Stock before the issuance of any shares of such class or the preferences, limitations, and relative rights, including voting rights, of the shares of any series of Preferred Stock before the issuance of any shares of such series. All shares of any such series shall have preferences, limitations, and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, of those of other series of the Preferred Stock.

                           2.  Common Stock.

                           Subject to the preferences, limitations, and relative
                  rights of the Preferred Stock, or any series thereof, the holders of Common Stock shall have all rights of shareholders, including, without limitation, (i) unlimited voting rights on all corporate matters on the basis of one vote per share, except as such voting rights may be limited or required to be shared together with another class or series as provided by law, and (ii) the right to receive the net assets of the corporation upon dissolution.

                           3.  Denial of Preemptive Rights.

                           No  shareholder  shall have any  preemptive  right to
                  acquire  additional  shares of this  corporation,  whether  of shares originally authorized or other shares which may subsequently be authorized.



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                  C. A series of the Preferred Stock hereby is created,  and the designation and amount thereof and the preferences, limitations and relative rights thereof are determined to be as follows:

                           1.  Designation and Amount.

                           The  shares of such  series  shall be  designated  as
                  Series A Junior Participating Cumulative Preferred Stock, no par value, and the number of shares constituting such series shall be 30,000. Such series is hereinafter referred to as the "Series A Preferred Stock."

                           2.  Dividends and Distributions.

                                    a.  The   holders  of  shares  of  Series  A
                           Preferred Stock, in preference to the holders of Common Stock, no par value (the "Common Stock"), of the Corporation and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 per share, or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 1,000 times the aggregate per share amount of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after October 21, 1997 (the "Rights Declaration Date"), declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or



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                           combination  or   consolidation  of  the  outstanding
                           shares  of  Common  Stock  (by   reclassification  or
                           otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock are entitled under clauses (i)(b) or (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    b. The Corporation shall declare a mandatory
                           dividend or distribution on the Series A Preferred Stock as provided in Section 2.a immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a mandatory dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                    c.  Dividends  shall  begin to accrue and be
                           cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which



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                           record  date  shall be not more than 45 days prior to
                           the date fixed for the payment thereof.

                           3.  Voting Rights.

                           The  holders  of shares of Series A  Preferred  Stock
                  shall have the following voting rights:

                                    a. Subject to the provision  for  adjustment
                           hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes (and each 1/1,000 of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    b. Except as otherwise provided in the Articles of Incorporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

                                    c. Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Articles of Incorporation or herein or by law) for taking any corporate action.

                           4.  Certain Restrictions.

                                    a. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on



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                           shares of Series A Preferred Stock  outstanding shall
                           have been paid in full, the Corporation shall not:

                                            (i) declare or pay  dividends  on or
                                    make any other  distributions  on any shares
                                    of  stock  ranking   junior  (either  as  to
                                    dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                            (ii) declare or pay  dividends on or
                                    make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                            (iii)    redeem   or   purchase   or
                                    otherwise acquire for  consideration  shares
                                    of any stock  ranking  junior  (either as to
                                    dividends or upon  liquidation,  dissolution
                                    or  winding  up) to the  Series A  Preferred
                                    Stock,  provided that the Corporation may at
                                    any  time  redeem,   purchase  or  otherwise
                                    acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                                            (iv)  purchase or otherwise  acquire
                                    for  consideration  any  shares  of Series A
                                    Preferred  Stock,  or  any  share  of  stock
                                    ranking  on  a  parity  with  the  Series  A
                                    Preferred Stock, except in accordance with a
                                    purchase   offer   made  in  writing  or  by
                                    publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                    b. The  Corporation  shall  not  permit  any
                           subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could,



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                           under Section 4.a, purchase or otherwise acquire such
                           shares at such time and in such manner.

                           5.  Reacquired Shares.

                           Any shares of Series A Preferred  Stock  purchased or
                  otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall take all such action as is necessary so that all such shares shall after their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                           6.  Liquidation, Dissolution or Winding Up.

                           Upon any  liquidation,  dissolution  or winding up of
                  the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the higher of (i) $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made
                  (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock are entitled under clause (A)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.



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                           7.  Consolidation, Merger, etc.

                           In  case  the   Corporation   shall  enter  into  any
                  consolidation, merger, statutory plan of exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           8.  No Redemption.

                           The shares of Series A  Preferred  Stock shall not be
                  redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Articles of Incorporation or this amendment thereof.

                           9.  Rank.

                           Unless   otherwise   provided  in  the   Articles  of
                  Incorporation or an amendment thereof relating to a subsequent series of Preferred Stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

                           10.  Amendment.

                           The Articles of Incorporation shall not be amended in
                  any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely



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                  without  the  affirmative  vote of the  holders  of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                           11.  Fractional Shares.

                           Series A Preferred Stock may be issued in 1/1,000s of
                  a share or other fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                   ARTICLE VI

                  A. The number of directors of the corporation shall be not less than six nor more than nine, and within such limits the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At the 1991 annual meeting of shareholders, directors of all three classes shall be elected and the term of office of Class III directors shall expire at the 1992 annual meeting of shareholders, that of Class II directors shall expire at the 1993 annual meeting of shareholders, and that of Class I directors shall expire at the 1994 annual meeting of shareholders. At each annual meeting of shareholders thereafter, directors elected to succeed those directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

                  B. All or any number of the directors of the corporation may be removed, with or without cause, only at a meeting of shareholders called expressly for that purpose, by the vote of 90 percent of the votes then entitled to be cast for the election of directors. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

                  C. The provisions of this Article VI may not be amended, altered, changed, or repealed in any respect unless such action is approved by the



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         affirmative vote of not less than 90 percent of the votes then entitled to be cast for election of directors.



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